Exhibit 99.1

IDT Corporation Appoints Liore Alroy CEO of IDT Telecom

and Announces Other Management Changes

Newark, N.J., April 1, 2008 - IDT Corporation (NYSE: IDT, IDT.C) announced today that Liore Alroy has been named CEO of IDT Telecom as part of broader restructuring program designed to cut costs and achieve profitability.

Prior to today’s appointment, Mr. Alroy served as an Executive Vice President and as Chairman of the Executive Committee of the Company. Since 2004, he has been the Chief Executive Officer of Net2Phone Inc., an affiliate of the Company that was fully acquired in 2006. Mr. Alroy joined IDT in 2001.

“I am delighted that Liore will be taking the helm of our telecom business. He has been a leader in the VOIP industry, and is ideally suited to identify and execute on opportunities created by emerging technologies,” said Jim Courter, IDT’s CEO.

“I look forward to taking on the new challenges at Telecom,” said Mr. Alroy. “I will be working energetically to maximize shareholder value by leveraging our considerable telecommunications expertise and assets.”

Mr. Alroy will replace Motti Lichtenstein, who also served as IDT’s Executive Vice President for Telecom. Mr. Lichtenstein is leaving to pursue other business opportunities.

As part of its restructuring and cost reduction program, the Company also announced that Marc J. Oppenheimer will step down as Chief Operating Officer of IDT. Mr. Oppenheimer will be working with the company to ensure a smooth transition of his duties to other members of the IDT management team.

“I want to thank Motti and Marc for the important contributions they have rendered to IDT,” said Jim Courter. “Motti has been with us for many years and was instrumental in building IDT Telecom, as well as making many meaningful contributions to IDT as a whole. Marc has been with IDT as a director of Net2Phone and then IDT Corporation, as our lead independent director and most recently as a member of management. He has brought important changes to IDT and helped set us back on the path to profitability. I’m grateful for the valuable contributions both men have made to the company, and wish them all the best in their future endeavors.”

About IDT Corporation

IDT Corporation is an innovative and opportunity seeking multinational holding company with operations that span several industries. Through its Telecom subsidiary, IDT provides telecommunications services worldwide to the retail and wholesale markets. IDT Energy operates an Energy Services Company (ESCO) in New York State. IDT subsidiary American Shale Oil Corporation (AMSO) manages IDT’s oil shale ventures. IDT’s Capital division incubates newer businesses, and the Company’s Spectrum subsidiary holds its spectrum license assets. IDT Telecom provides retail and wholesale telecommunications services and products, including pre-paid and rechargeable calling cards, consumer local, long distance, and wireless phone services, and wholesale carrier services. Under the Net2Phone brand name, the Company also provides a range of voice over Internet protocol (VoIP) communications services. IDT Capital’s operations include receivables portfolio management and collection, brochure distribution, Internet Mobile Group, Net2Phone Ventures and other initiatives. IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All

forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Investor Relations:

Bill Ulrey

invest@corp.idt.net

973.438.3838

Media inquiries:

Michael Glassner

mglass@corp.idt.net

973.438.3553